Exhibit 77(Q)(1)(a)

AMENDED AND RESTATED
BY-LAWS
OF
LOOMIS SAYLES FUNDS II

(September 23, 2008)

ARTICLE 1
Agreement and Declaration
of Trust and Principal Office

1.1	Agreement and Declaration of Trust.  These Amended and Restated By-Laws
 shall
be subject to the First Amended and Restated Agreement and Declaration of Trust,
 as from time
to time in effect (the "Declaration of Trust"), of Loomis Sayles Funds II
(the "Trust"), the
Massachusetts business trust established by the Declaration of Trust.
1.2	Principal Office of the Trust.  The principal office of the Trust shall be located in
Boston, Massachusetts.
ARTICLE 2
Meetings of Trustees

2.1	Regular Meetings.  Regular meetings of the Trustees may be held without call or
notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.
2.2	Special Meetings.  Special meetings of the Trustees may be held, at any time and at
any place designated in the call of the meeting, when called by the Chairman of the Board, if
any, the President, the Treasurer, any Vice President, the Secretary or
an Assistant Secretary or
by two or more Trustees, with sufficient notice thereof being given to each
 Trustee by the
Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.
2.3	Notice.  It shall be sufficient notice to a Trustee of a special meeting to send notice
of the time, date and place of such meeting by (a) mail or courier at least forty-eight hours in
advance of the meeting; (b) by telegram, telefax, e-mail or by other electro-mechanical means addressed to the Trustee at his or her usual or last known business or residence address (or fax number or e-mail address as the case may be) at least twenty-four hours before the meeting; or
(c) to give notice to him or her in person or by telephone at least twenty-four hours before the meeting.  Notice of a meeting need not be given to any Trustee if a written waiver of notice,
executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the
lack of notice to him or her.  Except as required by law, neither notice of a meeting nor a waiver
of a notice need specify the purposes of the meeting.
2.4	Quorum.  At any meeting of the Trustees a majority of the Trustees then in office
shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the
votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice to any Trustee who was present at the time of such
adjournment; notice of the time and place of any adjourned session of any such meeting shall,
however, be given in a manner provided in Section 2.3 of these By-Laws to each Trustee who
was not present at the time of such adjournment.
2.5	Action by Vote.  When a quorum is present at any meeting,
 a majority of Trustees
present may take any action, except when a larger vote is expressly required by law, by the
Declaration of Trust or by these By-Laws.  Subject to applicable law, the Trustees by majority
vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust.
2.6	Action by Writing.  Except as required by law, any action required or permitted to
be taken at any meeting of the Trustees may be taken without a meeting if a majority of the
Trustees (or such larger proportion thereof as shall be required by any express provision of the
Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of the Trustees. Such consent shall be treated for all
purposes as a vote taken at a meeting of Trustees.   Written consents
of the Trustees may be
executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by telefax, e-mail or other electro-mechanical means.
2.7	Presence through Communications Equipment.  Except as required by applicable
law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting
can hear each other at the same time, and participation by such means shall constitute presence in
person at a meeting.
ARTICLE 3
Officers

3.1 	Enumeration; Qualification. The officers of the Trust shall be a
President, a
Treasurer, a Secretary, an Assistant Treasurer, an Assistant Secretary and
 such other officers, if
any, as the Trustees from time to time may in their discretion elect.
The Trust may also have
such agents as the Trustees from time to time may in their discretion appoint.
 If one or more
Chairmen of the Board are elected, each such person shall be a Trustee and may, but need not be, a Shareholder, and shall be considered an officer of the Board of Trustees and not of the Trust.
Any other officer may be, but none need be, a Trustee or Shareholder. Any two or more offices may be held by the same person.

3.2 	Election and Tenure. The President, the Treasurer and the Secretary,
 and such other
officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his or her successor is elected or qualified, or until he or she sooner
dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent
shall retain authority at the pleasure of the Trustees.
3.3 	Powers. Subject to the other provisions of these By-Laws, each officer shall have,
in addition to the duties and powers herein and set forth in the Declaration of Trust, such duties
and powers as are commonly incident to the office occupied by him or her as if the Trust were
organized as a Massachusetts business corporation and such other duties and powers as the
Trustees may from time to time designate.

3.4 	President and Vice Presidents. The President shall have the duties and powers
specified in these By-Laws and shall have such other duties and powers as may be determined by
the Trustees. Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

3.5 	Chief Executive Officer. The Chief Executive Officer of the Trust
 shall be the
President or such other officer as is designated as such by the Trustees and shall, subject to the
control of the Trustees, have general charge and supervision of the business of the Trust.

3.6 	Chairman of the Board. If a Chairman of the Board of Trustees
 is elected, he or she
shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees. Except as the Trustees or the By-Laws shall otherwise determine or provide, the Chairman will preside at all meetings of the Shareholders and of the Trustees. Except to the extent the Trustees otherwise determine, if the Chairman is absent for a meeting of the Board of Trustees or if there is no Chairman, either the Chairman of
the Contract Review and Governance Committee or the Chairman of the
 Audit Committee shall
preside, as determined by the Board of Trustees. Except as the Trustees otherwise determine, if
the Chairman is absent for a meeting of the Shareholders, the President of the Trust or such other
officer of the Trust as is designated by the President shall preside.
 If the Trustees determine to
have two or more Co-Chairmen of the Board, the duties of Chairman (including presiding at meetings of the Trustees) shall be shared among the Co-Chairmen in such manner as the
Trustees may from time to time determine.

3.7	Treasurer; Assistant Treasurer. The Treasurer shall be the
chief financial and
accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust
and to any arrangement made by the Trustees with a custodian, investment adviser or manager,
administrator or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

Any Assistant Treasurer shall have the duties and powers specified in these By-Laws and may perform such duties of the Treasurer as the Treasurer or the Trustees may assign, and, in the absence of the Treasurer, an Assistant Treasurer may perform all of the duties of the Treasurer.

3.8 	Secretary; Assistant Secretary. The Secretary or an Assistant
 Secretary shall record
all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary
from any meeting of the Shareholders or Trustees, an Assistant Secretary,
 or if there be none or
if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings
thereof in the aforesaid books.

Any Assistant Secretary shall have the duties and powers specified in these By-Laws and may
perform such duties of the Secretary as the Secretary or the Board of Trustees may assign, and, in the absence of the Secretary, an Assistant Secretary may perform all of the duties of the
Secretary.

3.9 	Chief Legal Officer. The Chief Legal Officer shall, pursuant to Section 307 of the
Sarbanes-Oxley Act of 2002, review all reports of potential material violations of securities laws, breach of fiduciary duty or similar violations "up the ladder" to the
 Funds, evaluate the merits of
the reports, and direct investigative next steps as applicable and shall perform such other duties
as the Board may from time to time determine.

3.10 	Chief Compliance Officer. The Chief Compliance Officer shall, pursuant to Rule
38a-1 under the Investment Company Act of 1940, administer the funds'
 compliance policies
and procedures and shall perform such other duties as the Board may from time to time determine.

3.11 	Anti-Money Laundering Officer. The Anti-Money Laundering
Officer will
administer the Trust's anti-money laundering compliance activities and shall perform such other
duties as the Board may from time to time determine.

3.12 	Resignations; Removals. Any officer may resign at any time by written instrument
signed by him or her and delivered to the Chairman, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be
effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and
no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 4
Committees

4.1	Quorum; Voting.  Except as provided below or as otherwise
specifically provided in
the resolutions constituting a Committee of the Trustees and providing for the conduct of its
meetings or in the charter of such committee adopted by the Trustees, a majority of the members
of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the
members present (a quorum being present) or evidenced by one or more writings signed by such
a majority. If a quorum is not otherwise present with respect to a Committee, the Chair of the
Board of Trustees will be considered a member of the Committee for purposes of determining
whether a quorum is present, but will not be considered a member of the Committee for purposes
of determining whether any action has been approved by a majority of the members present.
Members of a Committee may participate in a meeting of such Committee by means of a
conference telephone or other communications equipment by means of which all persons
participating in the meeting can hear each other at the same time and participation by such means
shall constitute presence in person at a meeting.
Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings or in the charter of such committee adopted by the
Trustees, Article 2, Section 2.3 of these By-Laws relating to special meetings of the Trustees
shall govern the notice requirements for Committee meetings, provided, however, that such notice need be given only to the Trustees who are members of such Committee.

ARTICLE 5
Indemnification

5.1	Trustees, Officers, etc.  The Trust shall indemnify each of
its Trustees and officers
(including persons who serve at the Trust's request as directors, officers or Trustees of another
organization in which the Trust has any interest as a shareholder, creditor or otherwise)
(hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but
not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties,
and counsel fees reasonably incurred by any Covered Person in connection with the defense or
disposition of any action, suit or other proceeding, whether civil or criminal, before any court or
administrative or legislative body, in which such Covered Person may be or may have been
involved as a party or otherwise or with which such Covered Person may be or may have been
threatened, while in office or thereafter, by reason of any alleged act or omission as a Trustee or
officer or by reason of his or her being or having been such a Covered
Person except with respect
to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such
Covered Person's action was in the best interests of the Trust and except that no Covered Person
shall be indemnified against any liability to the Trust or its Shareholders by reason of willful
misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the
conduct of such Covered Person's office.  Expenses, including counsel fees so incurred by any
such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or
as fines or penalties), shall be paid from time to time by the Trust to a
 Trustee who is not an
"interested person" of the Trust and may be paid from time to time by the
 Trust to a Trustee who
is an "interested person" of the Trust or to an officer in advance of the final disposition of any
such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered
Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article, provided, however, that either (a) such
Covered Person shall have provided appropriate security for such undertaking,
 (b) the Trust shall
be insured against losses arising from any such advance payments or (c)
 either a majority of the
disinterested Trustees acting on the matter (provided that a majority of the disinterested Trustees
then in office act on the matter), or independent legal counsel in a written opinion, shall have
determined, based upon a review of readily available facts (as opposed to a full trial type inquiry)
that there is reason to believe that such Covered Person will be found entitled to indemnification
under this Article. For purposes of the determination or opinion referred to in clause (c), the majority of disinterested Trustees acting on the matter or independent legal counsel, as the case
may be, shall afford the Covered Person a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.
5.2	Compromise Payment.  As to any matter disposed of (whether by a compromise
payment, pursuant to a consent decree or otherwise) without an adjudication by a court, or by
any other body before which the proceeding was brought, that such Covered
 Person has not acted
in good faith in the reasonable belief that such Covered Person's action was in the best interests
of the Trust or is liable to the Trust or its Shareholders by reason of willful misfeasance, bad
faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her
office, indemnification shall be provided if (a) approved, after notice that it involves such
indemnification, by at least a majority of the disinterested Trustees acting on the matter
(provided that a majority of the disinterested Trustees then in office act on the matter) upon a
determination, based upon a review of readily available facts (as opposed to a full trial type
inquiry) that such Covered Person has acted in good faith in the reasonable belief that such
Covered Person's action was in the best interests of the Trust and is not liable to the Trust or its
Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard
of the duties involved in the conduct of his or her office, or (b) there has been obtained an
opinion in writing of independent legal counsel, based upon a review of readily available facts
(as opposed to a full trial type inquiry) to the effect that such Covered
 Person appears to have
acted in good faith in the reasonable belief that such Covered Person's action was in the best
interests of the Trust and that such indemnification would not protect such Covered Person
against any liability to the Trust to which such Covered Person would otherwise be subject by
reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.  Any approval pursuant to this Section shall not
prevent the recovery from any Covered Person of any amount paid to such
Covered Person in
accordance with this Section as indemnification if such Covered Person is subsequently
adjudicated by a court of competent jurisdiction to have been liable to the Trust or its
Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard
of the duties involved in the conduct of such Covered Person's office.
5.3	Indemnification Not Exclusive.  The right of indemnification hereby provided shall
not be exclusive of or affect any other rights to which any such Covered
Person may be entitled.
As used in this Article 5, the term "Covered Person" shall include such person's heirs, executors
and administrators; and a "disinterested Trustee" is a Trustee who is not an "interested person"
of the Trust as defined in Section 2(a)(19) of the Investment Company
Act of 1940 (or exempted
from being an "interested person" by any rule, regulation or order of the Securities and Exchange
Commission) and against whom none of the actions, suits or other proceedings in question or
another action, suit or other proceeding on the same or similar grounds is then or has been
pending.  Nothing contained in this Article shall affect any rights to indemnification to which
personnel of the Trust, other than Trustees and officers, and other persons may be entitled by
contract or otherwise under law, nor the power of the Trust to purchase and maintain liability
insurance on behalf of any such person.

ARTICLE 6
Reports

6.1	General.  The Trustees and officers shall render reports at
the time and in the
manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the
Trustees.
ARTICLE 7
Fiscal Year

7.1	General.  The initial fiscal year of the Trust and/or any Series thereof shall end on
such date as is determined in advance or in arrears by the Treasurer or the Trustees and subsequent fiscal years shall end on such date in subsequent years.
The Trustees shall have the
power and authority to amend the year-end date for the fiscal year of the
 Trust and/or any Series
thereof.  The Trust and any such Series thereof may have different fiscal year-end dates if
deemed necessary or appropriate by the Trustees.
ARTICLE 8
Seal

8.1	General.  The seal of the Trust shall consist of a flat-faced die with the word
"Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.
ARTICLE 9
Execution of Papers

9.1	General.  Except as the Trustees may generally or in particular cases authorize the
execution thereof in some other manner, all checks, notes, drafts and other obligations and all
registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission shall be signed by the Chairman, if any, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary,
 any Assistant Secretary
or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.
ARTICLE 10
Issuance of Share Certificates

10.1	Share Certificates.  In lieu of issuing certificates for shares, the Trustees or the
transfer agent may either issue receipts therefor or may keep accounts on the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes
hereunder, to be the holders of certificates for such shares as if they had accepted such
certificates and shall be held to have expressly assented and agreed to the terms of this Article
10.
The Trustees may at any time authorize the issuance of share certificates.
 In that event, each
shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in
such form as shall be prescribed from time to time by the Trustees.  Such certificates shall be
signed by the President or any Vice President and by the Treasurer or any
 Assistant Treasurer.
Such signatures may be a facsimile if the certificates are signed by a transfer agent or registrar, other than a Trustee, office or employee of the Trust.  In case any officer who has signed or
whose facsimile signature has been placed on such certificate shall cease to be such officer
before such officer is issued, it may be issued by the Trust with the same effect as if he or she
were such officer at the time of its issue.
10.2	Loss of Certificates.  In case of the alleged loss or destruction or the mutilation of a
share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the
Trustees shall prescribe.
10.3	Issuance of New Certificates to Pledgee.  A pledgee of shares transferred as
collateral security shall be entitled to a new certificate if the instrument of transfer substantially
describes the debt or duty that is intended to be secured thereby.  Such new certificate shall
express on its face that it is held as collateral security, and the name of the pledgor shall be stated
thereon, who alone shall be liable as a shareholder and entitled to vote thereon.
10.4	Discontinuance of Issuance of Certificates.  The Trustees may at
 any time
discontinue the issuance of share certificates and may, by written notice to each shareholder,
require the surrender of share certificates to the Trust for cancellation.
  Such surrender and
cancellation shall not effect the ownership of shares in the Trust.

ARTICLE 11
Provisions Relating to the
Conduct of the Trust's Business

11.1	Determination of Net Income and Net Asset Value Per Share.
The Trustees or any
officer or officers or agent or agents of the Trust designated from time to time for this purpose by
the Trustees shall determine at least once daily the net income and the value of all the assets
attributable to any class or series of shares of the Trust on each day on which the New York
Stock Exchange is open for unrestricted trading and at such other times as the Trustees shall
designate.  The net income and net asset value per share of each class and each series of shares of
the Trust shall be determined in accordance with the Investment Company
 Act of 1940 and the
rules and regulations thereunder and any related procedures and/or policies of the Trust, or an
officer or officers or agent or agents, as aforesaid, as adopted or authorized by the Trustees from time to time.
11.2	Voting Power.  Each whole share shall be entitled to one vote as to any matter on
which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional
vote.



ARTICLE 12
Shareholders' Voting Powers and Meetings

12.1	Record Dates.  For the purpose of determining the shareholders who are entitled to
vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of
any dividend or of any other distribution, the Trustees may from time to time fix a time, which
shall be not more than 90 days before the date of any meeting of shareholders or the date for the
payment of any dividend or of any distribution, and in such case only shareholders of record on such record date shall have the right notwithstanding any transfer of shares on the books of the
Trust after the record date; or without fixing such record date the Trustees may for any of such
purposes close the register or transfer books for all or any of such period.
ARTICLE 13
Amendments to the By-Laws

13.1	General.  These By-Laws may be amended or repealed, in whole or in part, by a
majority of the Trustees then in office at any meeting of the Trustees, or by written consent in
lieu thereof.
ARTICLE 14
Proxy Instructions

14.1	Proxy Instructions Transmitted by Telephonic or Electronic Means.
  The placing of
a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions
obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such
Shareholder.

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2008 A&R Bylaws 092308-LSF II.DOC